Exhibit 21.01

LIST OF SUBSIDIARIES
AS OF DECEMBER 31, 2008
DOMESTIC SUBSIDIARIES

1.	Baazee.com, Inc., a Delaware corporation
2.	Bill Me Later, Inc., a Delaware corporation
3.	Blackthorne Software, Inc., a Delaware corporation
4.	Camino Networks, Inc., a Delaware corporation
5.	CARad Inc., a Delaware corporation
6.	EachNet, Inc., a Delaware corporation
7.	eBay Domestic Holdings, Inc., a Delaware corporation
8.	eBay International Inc., a Delaware corporation
9.	eBay Real Estate Inc., a Delaware corporation
10.	eBay Partner Network, Inc., a Delaware corporation
11.	Global Commerce Services, Inc., a Delaware corporation
12.	Half.com, Inc., a Pennsylvania corporation
13.	Kijiji Holding LLC, a Delaware limited liability company
14.	Kijiji US, Inc., a Delaware Corporation
15.	Marketplace Insurance Inc., a Hawaii corporation
16.	MicroPlace, Inc., a Delaware corporation
17.	PayPal Asset Management, Inc., a Delaware corporation
18.	PayPal Data Services, Inc., a Delaware corporation
19.	PayPal Gift Card Services, Inc., a Arizona corporation
20.	PayPal Global Holdings, Inc., a Delaware corporation
21.	PayPal, Inc., a Delaware corporation
22.	PayPal Insurance Services, Inc., a Delaware corporation
23.	Positronic, Inc., a Delaware corporation
24.	ProStores, Inc., a Delaware corporation
25.	The Commercial Exchange Co., Inc., a Delaware corporation
26.	Shopping.com International Holding, Inc., a Delaware corporation
27.	Shopping.com Inc., a Delaware corporation.
28.	Skype Inc., a Delaware corporation
29.	StubHub, Inc., a Delaware corporation
30.	StumbleUpon, Inc., a Delaware corporation
31.	Viva Group, Inc dba Rent.com, a Delaware corporation
32.	Rent.com Arizona Brokerage, LLC
33.	Viva.com Realty Brokerage, LLC (Florida)
34.	Viva.com Realty Brokerage, LLC (Kentucky)
35.	Rent.com Hawaii, LLC
36.	Viva Realty Indiana, LLC
37.	Viva Realty Minnesota, LLC (dba) “Rent.com”
38.	Rent.com Nevada, LLC
39.	Viva Group New Hampshire, LLC (dba) “Rent.com”
40.	Viva Realty Washington, LLC
41.	Viva Oregon, LLC
42.	Rent.com Pennsylvania, LLC
43.	Viva Realty Utah, LLC
44.	Viva VA PA, LLC (Virginia)
45.	VGI Delaware, LLC

INTERNATIONAL SUBSIDIARIES

		Jurisdiction of	Percent Ownership
Name		Incorporation	If Less Than 100%

1.	959289 Alberta, Inc.	Canada
2.	A1 Markt B.V.	The Netherlands
3.	AutoAct Sverige	Sweden
4.	Baazee.com Private Limited	Mauritius
5.	Baixing Holdings Limited	Cayman Islands
6.	Bilbasen ApS	Denmark
7.	Bilmarkedet ApS	Denmark
8.	Bilinfo ApS	Denmark
9.	Bla Borsen AB	Sweden
10.	DealTime (Europe) B.V.	Netherlands
11.	DealTime (Germany) GmbH	Germany
12.	Den Bla Avis A/S	Denmark
13.	EachNet.com (Hong Kong) Limited	Hong Kong
14.	EachNet.com Limited	Cayman Islands
15.	eBay Advertising Group GmbH	Germany
16.	eBay Asia Pacific Regional Management Services Ltd.	Korea
17.	eBay Australia and New Zealand Pty Limited	Australia
18.	eBay Australia Pty Ltd	Australia
19.	eBay Austria GmbH	Austria
20.	eBay Belgium Holdings S.A.	Belgium
21.	eBay Belgium SPRL	Belgium
22.	eBay Europe Sarl	Luxembourg
23.	eBay Europe Services Ltd.	Ireland
24.	eBay Canada Limited	Canada
25.	eBay Classifieds Cooperative U.A.	Netherlands
26.	eBay Classifieds Denmark ApS	Denmark
27.	eBay CS Vancouver Inc.	Canada
28.	eBay Czech Republic s.r.o.	Czech Republic
29.	eBay France SAS	France	99.98%
30.	eBay Global Holdings B.V.	The Netherlands
31.	eBay GmbH	Germany
32.	eBay e-Commerce Technology Operations (Shanghai) Co., Ltd.	People’s Republic of China
33.	eBay Engineering & Research Center (Shanghai) Co., Ltd.	People’s Republic of China
34.	eBay India Centre Private Limited	India
35.	eBay India Pvt. Ltd.	India
36.	eBay International Advertising GmbH	Switzerland
37.	eBay International AG	Switzerland
38.	eBay International Hong Kong Ltd.	Hong Kong
39.	eBay International Marketing GmbH	Switzerland
40.	eBay Internet Support (Shanghai) Co., Ltd.	People’s Republic of China
41.	eBay Ireland Limited	Ireland
42.	eBay Israel Holding Ltd.	Israel
43.	eBay Italia S.r.l.	Italy
44.	eBay Japan K.K.	Japan
45.	eBay KTA (UK) Limited	United Kingdom
46.	eBay Motors India Private Limited	India
47.	eBay Mauritius Holding Private Limited	Mauritius
48.	eBay Netherlands B.V.	The Netherlands
49.	eBay New Ventures K.K.	Japan
50.	eBay Polska Sp z o.o.	Poland
51.	eBay Promotions (UK) Ltd.	United Kingdom
52.	eBay Services GmbH	Germany
53.	eBay Singapore Services Private Limited	Singapore

		Jurisdiction of	Percent Ownership
Name		Incorporation	If Less Than 100%

54.	eBay Software Technologies (Shanghai) Co., Ltd.	People’s Republic of China
55.	eBay Spain International, S.L.	Spain
56.	eBay Sverige AB	Sweden
57.	eBay Taiwan Company Ltd.	Taiwan
58.	eBay Treasury Sarl	Luxembourg
59.	eBay UK Limited	United Kingdom
60.	Entreprises Kijiji Canada Inc.	Canada
61.	Equippa AB	Sweden
62.	EU Liaison Office BVBA	Belgium
63.	GittiGidiyor	Turkey	10%
64.	Gumtree.com Australia Pty Ltd	Australia
65.	GumTree.com Limited	United Kingdom
66.	High Options Sdn Bhd	Malaysia
67.	Hortensia B.V.	The Netherlands
68.	InfoTools Danmark AS	Denmark
69.	Inter Bazar	Portugal
70.	Internet Auction Co., Ltd	Korea	99.96%
71.	Internet Performance Testing Ltd.	British Virgin Islands
72.	Intoko Limited	United Kingdom
73.	Kijiji GmbH	Germany
74.	Kijiji International Limited	Ireland/Luxembourg
75.	Kijiji Ireland Limited	Ireland
76.	Kijiji Italia s.r.l.	Italy
77.	Kijiji Korea Co., Ltd.	Korea
78.	Kijiji Norway	Norway
79.	Kijiji S.a.r.l.	France
80.	Kijiji S.L.U.	Spain
81.	Marktplaats B.V.	The Netherlands
82.	Mascus A/B	Denmark	50%
83.	mobile.international GmbH	Germany
84.	Opusforum GmbH	Germany
85.	PChome eBay Co., Ltd.	Taiwan	35%
86.	PayPal Asia Services Ltd.	Mauritius
87.	PayPal Australia Pty Limited	Australia
88.	PayPal (BVI) Holdings Inc.	British Virgin Islands
89.	PayPal CA Limited	Canada
90.	PayPal Deutschland GmbH	Germany
91.	PayPal (Europe) Ltd.	United Kingdom
92.	PayPal (Europe) Sarl	Luxembourg
93.	PayPal Europe Services Ltd.	Ireland
94.	PayPal European Marketing S.A.	Switzerland
95.	PayPal France SAS	France
96.	PayPal Hong Kong Limited	Hong Kong
97.	PayPal India Private Limited	India
98.	PayPal Information Technologies (Shanghai) Co., Ltd.	People’s Republic of China
99.	PayPal International Limited	Ireland/Singapore
100.	PayPal Israel Holding (2008) Ltd.	Israel
101.	PayPal Israel Ltd.	Israel
102.	PayPal Italia s.r.l.	Italy
103.	PayPal Japan K.K.	Japan
104.	PayPal Nederlands B.V.	The Netherlands
105.	PayPal Polska Sp z o.o.	Poland
106.	PayPal SE	United Kingdom
107.	PayPal Services Canada Limited	Canada
108.	PayPal Pte. Ltd.	Singapore

		Jurisdiction of	Percent Ownership
Name		Incorporation	If Less Than 100%

109.	PayPal Spain S.L.	Spain
110.	PayPal (UK) Limited	United Kingdom
111.	PayPal 2 Sarl	Luxembourg
112.	PayPal 3 Sarl	Luxembourg
113.	Projekt Dennis Holdings ApS	Denmark
114.	Quikr Mauritius Holding Private Ltd.	Mauritius	19%
115.	S Technologies Limited	United Kingdom
116.	Shanghai Eachnet Network Technology Service (Shangahi) Co., Ltd.	People’s Republic of China
117.	Shanghai eBay Network Information Services Co., Ltd.	People’s Republic of China	50%
118.	Shopping.com Australia Pty Ltd.	Australia
119.	Shopping.com GmbH	Germany
120.	Shopping.com Ltd.	Israel
121.	Shopping.com France SAS	France
122.	Shopping.com UK Ltd.	United Kingdom
123.	Shopping Epinions International Ltd.	Ireland
124.	Skype Communications S.a r.l.	Luxembourg
125.	Skype Czech Republic s.r.o.	Czech Republic
126.	Skype Hong Kong Limited	Hong Kong
127.	Skype Limited	Ireland
128.	Skype Poland Sp. z o.o	Poland
129.	Skype Singapore Pte. Ltd.	Singapore
130.	Skype Software S.a.r.l.	Luxembourg
131.	Skype Sweden AB	Sweden
132.	Skype Technologies S.A.	Luxembourg
133.	Skype Technologies OU	Estonia
134.	Skyper Limited	Bahamas
135.	Skype Luxembourg Holdings S.a r.l.	Luxembourg
136.	Sonorit ApS	Denmark
137.	Sonorit Holding AS	Norway
138.	Sv. Bilannonser	Sweden
139.	Tel-Online Limited	Cayman Islands
140.	TOM Eachnet Holdings (BVI) Inc.	British Virgin Islands
141.	TOM Eachnet PRC Holdings (BVI) Inc.	British Virgin Islands
142.	Tradera AB	Sweden
143.	Tradera Nordic AB	Sweden
144.	Trade2Trade ApS	Denmark
145.	Trade2Trade Ltd.	United Kingdom
146.	Vendolin AB	Sweden
147.	Via-Online GmbH	Germany